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                                                                  Exhibit 3(ii)


CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated February 15, 1999, with respect to the financial statements of Sage Life Assurance of America, Inc. included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-78581) and related Prospectus for the registration of its variable life insurance contracts.

                                     /s/ Ernst & Young LLP
                                         Ernst & Young LLP
Stamford, Connecticut
September 20, 1999